N-SAR ATTACHMENT


Item 77(C)

     At a Special Meeting of Shareholders of Royce Equity Income Fund held on May 28, 1997, the shareholders approved a plan of organization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of Royce Equity Income Fund by Royce Total Return Fund in exchange for Royce Total Return Fund shares, and (ii) the liquidation of Royce Equity Income Fund and the pro rata distribution of its Royce Total Return Fund shares to its shareholders, as follows:

  Votes Cast For    Votes Cast Against     Votes Abstained
  --------------    ------------------     ---------------

     2,954,103            266,234              110,879


     At a Special Meeting of Shareholders of Royce Value Fund held on May 28, 1997, the shareholders approved a plan of reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of Royce Value Fund by Pennsylvania Mutual Fund in exchange for shares of Pennsylvania Mutual Fund's Consultant Class, and (ii) the liquidation of Royce Value Fund an the pro rata distribution of its Pennsylvania Mutual Fund Consultant Class shares to its shareholders, as follows:

  Votes Cast For    Votes Cast Against     Votes Abstained
  --------------    ------------------     ---------------

     7,096,825            225,333              301,819


     At a Special Meeting of Shareholders of Royce
Giftshares Fund held on May 28, 1997, the shareholders approved a distribution plan for shares of Royce Giftshares
Fund providing for payments by Royce Giftshares Fund at a maximum annual rate of .25% of the average daily net assets of Royce Giftshares Fund's shares, as follows:

  Votes Cast For    Votes Cast Against     Votes Abstained
  --------------    ------------------     ---------------

    198,367.44             - 0 -                - 0 -



                         THE ROYCE FUND
                  1414 AVENUE OF THE AMERICAS
                   NEW YORK, NEW YORK  10019

                                            May 2, 1997

Dear Shareholder:


      The Board of Trustees of The Royce Fund has recently approved and unanimously endorsed a proposal for Royce Value Fund, a series of The Royce Fund, to be acquired by Pennsylvania Mutual Fund, a series of The Royce Fund, in exchange for shares of a newly-created Consultant Class of Pennsylvania Mutual Fund ("Pennsylvania Mutual"). Pennsylvania Mutual, which has more than 20 years of operating history and $456,867,950 million of net assets as of December 31, 1996, has the same investment objective and substantially identical investment policies and restrictions as Royce Value Fund.

      As a result of this transaction, Royce Value Fund would be combined with Pennsylvania Mutual and you would become a shareholder of Pennsylvania Mutual. The aggregate net asset value of your shares of Royce Value Fund will be equal to the aggregate net asset value of the Pennsylvania Mutual Consultant Class shares that you will receive as a result of the Combination. The Combination is anticipated to be tax-free for Federal income tax purposes.

      THE COMBINATION IS BEING PROPOSED BECAUSE IT IS BELIEVED THAT THE COMBINED PENNSYLVANIA MUTUAL WILL HAVE LOWER ADVISORY AND OTHER OPERATING EXPENSE RATIOS, BEFORE FEE WAIVERS, THAN ROYCE VALUE FUND OR THE INVESTMENT CLASS OF PENNSYLVANIA MUTUAL.

     The Board has called a Special Meeting of Shareholders to be held on May 28, 1997 to consider this transaction. YOUR VOTE IS VERY IMPORTANT! If the Fund does not receive a sufficient number of votes prior to the meeting date, it will have additional expenses for proxy solicitation, and the meeting may have to be postponed.

      PLEASE COMPLETE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS
POSSIBLE.  IF YOU HAVE ANY QUESTIONS REGARDING THE PROXY
MATERIAL, PLEASE CALL INVESTOR INFORMATION AT 1-800-221-4268.

      An outside firm that specializes in proxy solicitation has been retained to assist the Fund with any necessary follow-up. If the Fund has not received your vote as the meeting date approaches, you may receive a telephone call from Shareholder Communications Corporation to ask for your vote. We hope that their call does not inconvenience you.

                         Sincerely,

                         CHARLES M. ROYCE
                         President


                         THE ROYCE FUND
                        PROSPECTUS/PROXY

      This Prospectus/Proxy Statement is being furnished in connection with a Special Meeting of Shareholders of Royce Value Fund ("Value Fund"), a series of The Royce Fund (the "Trust"), to be held on May 28, 1997, at which Value Fund shareholders will be asked to vote on the proposed combination of Value Fund with and into Pennsylvania Mutual Fund ("Pennsylvania Mutual"), a separate
series  of  the  Trust.   Under  the  proposed  combination  (the
"Combination"), Value Fund will transfer all of its assets to Pennsylvania Mutual in exchange for shares of Pennsylvania Mutual's Consultant Class and for the assumption by Pennsylvania Mutual of all of its liabilities, which shares will stand to the credit of the persons who are shareholders of Value Fund immediately prior to the time of the Combination. At the time the Combination is effected, each person who, immediately prior to such time, is a shareholder of Value Fund, (a) will become a shareholder of Pennsylvania Mutual's Consultant Class and (b) will cease to be a shareholder of Value Fund. If approved by the shareholders of Value Fund, the Combination is expected to be effected on or about June 17, 1997.

      This Prospectus/Proxy Statement, which should be retained for future reference, sets forth concisely the information about Pennsylvania Mutual that a prospective investor should know before investing and is accompanied by a copy of Pennsylvania Mutual's Consultant Class Prospectus dated April 30, 1997, which is incorporated herein by reference. Additional information about the Trust is contained in the Statement of Additional Information of the Trust dated April 30, 1997. Additional information is contained in a Statement of Additional Information also dated
April 30, 1997 relating to the transaction described in this Prospectus/Proxy Statement. Each such Statement of Additional Information has been filed with the Securities and Exchange Commission, is incorporated herein by reference and is available without charge and may be obtained, together with Pennsylvania Mutual's 1996 Annual Report to Shareholders (which was previously mailed to both Value Fund and Pennsylvania Mutual shareholders) by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

      The Trust is an open-end diversified management investment company whose shares are currently offered in eleven series ("Series"). Each Series generally operates as a separate fund, with its own investment objectives and policies designed to meet its specific investment goals. Pennsylvania Mutual's investment objective is long-term capital appreciation. It seeks to achieve this objective primarily by investing in common stocks and convertible securities of small companies. Production of income is incidental to this objective.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
   COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                            OFFENSE.


        -------------------------------------------------


                 Prospectus dated April 30, 1997

              SUMMARY OF THE PROPOSED TRANSACTION

      This summary is qualified by reference to the more complete information contained elsewhere in this Prospectus/Proxy Statement, in the prospectuses of Value Fund and Pennsylvania Mutual's Consultant Class and in the Plan of Reorganization attached to this Prospectus/Proxy Statement as Exhibit A.

PROPOSED TRANSACTION

      The Board of Trustees of The Royce Fund, including the Trustees who are not "interested persons" (the "Independent Trustees"), as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has unanimously approved the Plan providing for the acquisition of all of the assets of Value Fund, a separate series of The Royce Fund, by Pennsylvania Mutual, and the assumption by Pennsylvania Mutual of all of the liabilities of Value Fund. The aggregate net asset value of the Consultant Class shares of Pennsylvania Mutual issued in the exchange will equal the aggregate net asset value of the Value Fund shares then outstanding. In connection with the Combination, Consultant
Class shares of Pennsylvania Mutual will be distributed to shareholders of Value Fund, and Value Fund will be terminated. As a result of the Combination, each shareholder of Value Fund will cease to be a shareholder of Value Fund, and will receive that number of full and fractional shares of the Consultant Class of Pennsylvania Mutual having an aggregate net asset value equal to the aggregate net asset value of such shareholder's shares of Value Fund. No sales charge will be imposed on the transaction, and, following the Combination, shareholders will own Consultant Class shares of Pennsylvania Mutual. As a condition to closing, Value Fund and Pennsylvania Mutual will obtain an opinion of Rosenman & Colin LLP, counsel to the Trust, to the effect that the Combination will qualify as a tax-free reorganization for
Federal   income  tax  purposes.   See  "Information  about   the
Combination."

INVESTMENT OBJECTIVES AND POLICIES

      Pennsylvania Mutual and Value Fund have substantially similar investment objectives and policies. The risks of investing in the two Funds are substantially the same, although the investment restrictions of Pennsylvania Mutual are slightly different from the investment restrictions of Value Fund. These differences are not expected to affect the manner in which the assets of Pennsylvania Mutual will be managed compared to Value Fund. See "Comparison of the Series" below.

REASONS FOR THE TRANSACTION

      For the reasons set forth below, the Board of Trustees of The Royce Fund, including all of the Independent Trustees, has unanimously concluded that the Combination will be in the best interests of the shareholders of Value Fund, and that the interests of existing shareholders of Value Fund will not be diluted as a result of the Combination. The Board of Trustees therefore has submitted the Combination for approval by the shareholders of Value Fund at a Special Meeting of Shareholders to be held on May 28, 1997. Approval of the Combination requires the vote of a majority of the outstanding shares of Value Fund. The Combination will not be effected unless the requisite approval is provided . See "Required Vote" below.

     The Trustees of The Royce Fund have approved the Combination because they believe it would benefit shareholders of Value Fund and Pennsylvania Mutual. In reaching their decision to recommend Value Fund shareholder approval of the Combination, the Trustees took into account a variety of factors discussed below in greater detail, including the fact that the Combination would permit
Value   Fund  shareholders  to  pursue  substantially   identical
investment goals in a larger fund, which should result in a reduced expense ratio due to the spreading of certain operating expenses over a larger asset base. See "Determination by the
Trustees  Regarding the Combination" below.   The  Trustees  also
considered the fact that the investments of Pennsylvania Mutual have been and will continue to be managed in a manner similar to Value Fund. As mutual funds investing in common stocks of small and/or micro-cap companies, both Pennsylvania Mutual and Value Fund are generally subject to the same investment risks. Shareholders of each Fund also have identical redemption, exchange and other rights.

      THE  BOARD  OF  TRUSTEES OF THE ROYCE FUND,  INCLUDING  THE
INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS APPROVAL OF THE PLAN
OF REORGANIZATION.

                           FEE TABLE

     The table below sets forth information with respect to Value Fund and Pennsylvania Mutual as well as pro forma information for Pennsylvania Mutual's Consultant Class after giving effect to the Combination. The table was prepared by the Trust's management based on the net asset, fee and expense levels of Value Fund and Pennsylvania Mutual as of December 31, 1996.


                                                                             Pro Forma
                                                                             Combined(i.e.,
                                                                             Pennsylvania
                                                                             Mutual
                                                                             Consultant Class
                                           Value        Pennsylvania         following the
                                           Fund         Mutual               Transaction)


Shareholder Transaction Expenses
 Sales Load                                None         None                 None
 Deferred Sales Load                       None         None                 None
 Redemption Fee - on purchases held
   for 1 year or more                      None         None                 None
 Early Redemption Fee - on purchases
   held for less than 1 year                1%           1%                   1%

Annual Expenses
 Management Fees (after waivers)          .87%         .76%                 .74%
 12b-1 Fees (after waivers)               .67%          None                .67%
 Other Expenses                           .32%         .23%                 .24%

  Total Fund Operating Expenses          1.86%         .99%                1.65%


      The purpose of the above table is to assist you in understanding the various relative costs and expenses that are borne by shareholders of Value Fund and Pennsylvania Mutual. Value Fund 12b-1 fees would have been 1.00% and its total operating expenses would have been 2.19% without such fee waiver. Pennsylvania Mutual's Consultant Class would bear a 12b-1 fee equal to that of Value Fund. A portion of Pennsylvania Mutual's management fee was waived in 1996. Pennsylvania Mutual's management fees would have been .80% and its total operating expenses would have been 1.03% without such waiver. The Pro Forma Combined Financial Statements do not reflect such waiver as it may not continue into 1997.

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         THE ROYCE FUND

To the Shareholders of
Royce Value Fund:

       NOTICE   IS  HEREBY  GIVEN  that  a  Special  Meeting   of
Shareholders of Royce Value Fund, a series of The Royce Fund, will be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York, on May 28, 1997 at 3:00 p.m.
(Eastern Time), for the following purposes:

           1.   To approve a Plan of Reorganization providing for
     (a) the acquisition of all of the assets and the assumption of all of the liabilities of Royce Value Fund by Pennsylvania Mutual Fund in exchange for Pennsylvania Mutual Fund's Consultant Class shares, and (b) the liquidation of Royce Value Fund and the pro rata distribution of its Pennsylvania Mutual Fund Consultant Class shares to its shareholders.

           2. To transact such other business as may come before the meeting or any adjournment thereof.

      The Board of Trustees has fixed the close of business on April 18, 1997 as the record date for the determination of those shareholders entitled to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote.

      Royce Value Fund's Annual Report to Shareholders, including the accompanying Schedule of Investments, for the year ended December 31, 1996 was previously mailed to shareholders, and copies are available upon request, without charge, by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

                           IMPORTANT

       To save the Trust the expense of additional proxy solicitation, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the meeting. The Proxy is solicited on behalf of the Board of Trustees, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                    By order of the Board of Trustees,

                    John E. Denneen
                    Secretary
May 2, 1997

STATEMENT CONCERNING THE SPECIAL MEETING OF
SHAREHOLDERS OF THE ROYCE FUND


     This Prospectus/Proxy is solicited on behalf of the Trustees of The Royce Fund (the "Trust"), for use at the Special Meeting of Shareholders of Royce Value Fund, a series of the Trust, to be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), at 3:00 p.m., Eastern Time, on May 28, 1997 and at any adjournments thereof.

     The purpose of the meeting is the approval or disapproval of the proposed Combination of Value Fund with and into Pennsylvania
Mutual.

      The Proxy may be revoked at any time before it is exercised by written instructions to the Trust or by filing a new Proxy with a later date, and any shareholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy.

     Shares represented by all properly executed proxies received in time for the meeting will be voted. Where a shareholder has specified a choice on the proxy with respect to Proposal 1 in the Notice of Special Meeting, his or her shares will be voted accordingly. If no directions are given, the shareholder's shares will be voted in favor of this Proposal. The cost of soliciting proxies will be borne by Quest Advisory Corp. ("Quest"), the Trust's principal investment adviser, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of Value Fund's shares. Some officers and employees of the Trust and/or Quest may solicit proxies personally and by telephone, if deemed desirable. Quest may engage the services of a professional solicitor, such as Shareholder Communications Corporation, for help in securing shareholder representation at the meeting.

On  April 18, 1997, the record date for the meeting, there were
14,148,196 shares  of  Value Fund outstanding.   The  shareholders
entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. Shareholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Trustees before the meeting, who serve as Inspectors and Judges of Voting at the meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

      No one was known to the Trust to be the beneficial owner or owner of record of 5% or more of Value Fund's outstanding shares of beneficial interest as of the record date. As of such date, all of the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of Pennsylvania Mutual and of Value Fund.

         APPROVAL OR DISAPPROVAL OF THE COMBINATION OF
                       ROYCE VALUE FUND
             WITH AND INTO PENNSYLVANIA MUTUAL FUND

INFORMATION ABOUT THE COMBINATION

      The Trustees of the Trust are proposing that the net assets of Value Fund be acquired by and combined with those of Pennsylvania Mutual. The proposed Plan of Reorganization (the "Plan"), attached as Exhibit A, provides that Pennsylvania Mutual will acquire all of the assets and assume all of the liabilities of Value Fund in exchange for shares of the Consultant Class of Pennsylvania Mutual at the Closing, which is defined in the Plan to be 4:00 p.m. (Eastern Time) on June 17, 1997 or such later date as may be set by the Board of Trustees or President of the Trust.
The discussion of the Plan contained herein is qualified in its entirety by the full text of the Plan.

      As a result of the Combination, the shareholders of Value Fund will receive that number of full and fractional shares of the Consultant Class of Pennsylvania Mutual which are equal in value as of 4:00 p.m. (Eastern Time) on the date of the Closing to the respective values of their pro rata shares of the net assets of Value Fund transferred to Pennsylvania Mutual. Portfolio securities of Value Fund and Pennsylvania Mutual will be valued in accordance with the valuation policies of the Trust, which are described under "Net Asset Value Per Share" at page 8 of the enclosed Prospectus of the Consultant Class of Pennsylvania Mutual. The Combination is being accounted for as a tax-free business combination.

     The Trustees of the Trust have determined that the interests of existing shareholders of Value Fund will not be diluted as a result of the transaction contemplated by the reorganization.

      The  distribution of Pennsylvania Mutual's Consultant Class
shares   to   Value  Fund  shareholders  will  be   effected   by
establishing accounts on the share records of Pennsylvania Mutual's Consultant Class in the names of Value Fund's shareholders, with each account representing the respective number of full and fractional shares of Pennsylvania Mutual's Consultant Class due such shareholders and issued and outstanding share certificates of Value Fund being automatically cancelled. New certificates for Pennsylvania Mutual's Consultant Class shares will not be issued as part of the Combination, but may be obtained upon request after the Combination.

      The Plan may be terminated and the reorganization abandoned
at   any   time,  before  or  after  approval  by  Value   Fund's
shareholders, prior to the Closing by the Board of Trustees of the Trust.

       All   fees  and  expenses,  including  legal,  accounting,
printing, filing and proxy solicitation expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by Value Fund and Pennsylvania Mutual of the transaction contemplated by the Plan will be paid directly by Quest.

COMPARISION OF THE SERIES AND REASONS FOR THE PROPOSED COMBINATION

Pennsylvania Mutual
-------------------

      Pennsylvania Mutual's investment objective is long-term capital appreciation, primarily through investments in common stocks and convertible securities of small companies. Production of income is incidental to this objective.

      Normally, Pennsylvania Mutual will invest at least 65% of its assets in common stocks, convertible preferred stocks and convertible bonds of small companies with stock market capitalizations under $1 billion at the time of investment. In the upper end of this range, $300 million to $1 billion in stock market capitalization, Pennsylvania Mutual focuses on a limited number of companies with superior financial characteristics and/or unusually attractive business prospects, companies Quest classifies as "premier." Pennsylvania Mutual also focuses on companies in the lower end of the range, below $300 million, the sector known as "micro-cap." The remainder of its assets may be invested in securities of companies with higher stock market capitalizations and non-convertible preferred stocks and debt securities.

Value Fund
----------

      Value Fund's investment objective is long-term capital appreciation, primarily through investment in securities of small companies. Production of income is incidental to this objective.

      Normally, Value Fund invests at least 65% of its assets in common stocks, convertible preferred stocks and convertible bonds of small companies with stock market capitalizations under $750 million at the time of investment. The remainder of its assets may be invested in securities of companies with higher stock market capitalizations, non-convertible preferred stocks and debt securities.

INVESTMENT RISKS

       Value Fund and Pennsylvania Mutual are subject to substantially similar risks, including (a) the risk that common stock prices will decline over short or even extended periods and
(b) the risk of investing in small-cap companies that may be more volatile in price than larger capitalization companies.

FUNDAMENTAL INVESTMENT RESTRICTIONS

      Except  as  set  forth below, Value Fund  and  Pennsylvania
Mutual have identical fundamental investment restrictions (which may not be changed without shareholder approval).

    Investment Restriction      Value Fund            Pennsylvania Mutual
    ----------------------      ----------            -------------------

    Illiquid Securities         May not invest more   May invest in illiquid
                                than 10% of its       securities to the extent
                                assets in securities  permitted by Securities
                                without readily       and Exchange guidelines
                                available market      (currently, up to 15%
                                quotations            of net assets)

     Diversification            May not invest more    With respect to 75%
                                than 5% of its         of its total assets,
                                assets in the          may not invest more
                                securities of any      than 5% of its assets
                                one issuer except      in the securities of any
                                U.S. Government        one issuer except U.S.
                                securities             Government securities
    Other Investment
    Companies                   May not invest in      May invest in
                                securities of other    securities of other
                                investment companies   investment companies
                                                       to the extent permitted
                                                       by applicable law

                    ________________________


      The preceding description of the investment objectives and policies of Value Fund and Pennsylvania Mutual is qualified in its entirety by the information relating to both series contained in their respective Prospectuses and in the Trust's Statement of Additional Information dated April 30, 1997. The Prospectus for Pennsylvania Mutual's Consultant Class is enclosed herewith, and copies of Value Fund's Prospectus and the Trust's Statement of Additional Information dated April 30, 1997 are available upon request by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019, or by calling toll-free at (800) 221-4268.

      Both Value Fund and Pennsylvania Mutual also have identical
redemption   and   purchase  features  and  identical   brokerage
practices. For 1996, the respective portfolio turnover rates of Value Fund and Pennsylvania Mutual were 30% and 29%. As of April 18, 1997, the record date, Value Fund had net assets of approximately $136.8 million, and Pennsylvania Mutual had net assets of approximately $$423.5 million.

     MANAGEMENT

     Quest, the Trust's principal investment adviser, manages the
portfolios  of  both  Value  Fund and  Pennsylvania  Mutual.   As
compensation for its services, Quest is entitled to receive the following fees per annum from each series:

               1.00% of first $50 million of average net assets
                .875% of next $50 million
                .75% of average net assets over $100 million

These  fees  are payable monthly from the assets  of  the  series
involved.   For  1996, the fees paid to Quest  were  .87%  (after
waivers) of Value Fund's and .76% (after waivers) of Pennsylvania
Mutual's average net assets for such year.

     DISTRIBUTION AND 12B-1 FEE

     Value Fund and the Pennsylvania Mutual Consultant Class each has a Distribution Plan pursuant to Rule 12b-1 to provide for the orderly growth and stabilization of its assets. Under the Distribution Plan, Value Fund pays, and Pennsylvania Mutual's Consultant Class will pay, a fee to Quest Distributors, Inc. ("QDI"), the distributor of the Trust's shares, not to exceed 1.00% per annum of its average net assets. The fees paid to QDI may be used by QDI to pay sales commissions and other fees to those broker-dealers who introduce investors to Value Fund and Pennsylvania Mutual's Consultant Class and various other promotional, sales-related and servicing costs and expenses. The fees payable to QDI are allocated between asset-based sales charges and personal service and/or account maintenance fees. For 1996, the fees paid to QDI were .67% (after waivers) of Value Fund's average net assets.

     DIVIDENDS

      Value Fund and Pennsylvania Mutual distribute substantially all of their net investment income and net realized capital gains, if any, to their shareholders annually in December. If the Combination is approved, in order to maintain its tax status as a regulated investment company and avoid the imposition of taxes on undistributed income, Value Fund will make its final distribution of net investment income and capital gains immediately prior to the Combination. The distribution will be taxable to those persons who are shareholders of Value Fund on the record date for such distribution.

     TAX CONSEQUENCES OF THE COMBINATION

      It  is anticipated that the transaction contemplated by the
Plan  will  be a reorganization described in Section 368(a)(1)(C)
of the Internal Revenue Code and, as such, will be tax-free for
Federal income  tax purposes. The consummation of the Combination is conditioned upon  the  receipt by the Trust of an opinion of counsel to the effect that, for Federal  income  tax  purposes,
(a)  no  gain  or  loss  will  be recognized by (i) Value Fund upon the transfer of all its  assets and  liabilities  to Pennsylvania
Mutual in exchange  solely  for shares   of  Pennsylvania  Mutual's
Consultant  Class  and   the assumption of Value Fund's liabilities
by Pennsylvania Mutual  or (ii)  Pennsylvania Mutual upon its receipt of the assets of Value Fund in exchange for shares of Pennsylvania Mutual's Consultant Class, (b) no gain or loss will be recognized by the shareholders of Value Fund on the distribution to them of such shares of Pennsylvania Mutual's Consultant Class in exchange for their Value Fund shares, (c) the basis of the shares of Pennsylvania Mutual's Consultant Class received by a shareholder of Value Fund in  place of his Value Fund shares will be the same as the  basis of his Value Fund shares surrendered in exchange therefor and (d)
a shareholder's holding period for such shares of Pennsylvania Mutual's Consultant Class will include the period for which he held the Value Fund shares surrendered in exchange therefor, provided that he held such Value Fund shares as a capital asset.
Such opinion will rely on certain representations of the Trust as to  Value Fund and Pennsylvania Mutual that are anticipated to be true as of the date of the proposed Combination, and will reflect counsel's analysis and interpretation of existing statutory and other authority in the absence of any court decision or published regulation or ruling addressing these questions in comparable
circumstances.   The Internal Revenue Service or  a  court  could
interpret the applicable Federal law differently. The Trust has not made any investigation as to the state or local tax consequences of the proposed Combination.

    At the time of the Combination, Pennsylvania Mutual's net asset value may reflect undistributed income or capital gains or net unrealized appreciation in the value of its securities. Any distribution by Pennsylvania Mutual of these amounts after the Combination will be taxable to its shareholders, including the former shareholders of Value Fund. Each Value Fund shareholder should consult his own tax adviser with respect to the Federal, state and local tax consequences to him of the Combination.

     CAPITALIZATION

      The capitalizations of Value Fund and Pennsylvania Mutual's
Consultant Class as of December 31, 1996, and the pro forma capitalization of Pennsylvania Mutual as of that date, after giving effect to the Combination, are as follows:

                                                     Value Fund
                                                     Combined into
                        Value      Pennsylvania      Pennsylvania
                        Fund       Mutual            Mutual's
                        ----       ------            --------


Net assets           $145,410,680   $456,867,950         $602,536,130
Shares  outstanding    15,152,732     64,250,277           84,744,885
Share value              9.60           7.11                  7.11

     DETERMINATION BY THE TRUSTEES REGARDING THE COMBINATION

      The Trustees of the Trust have unanimously determined that Value Fund's and Pennsylvania Mutual's participation in the Combination is in the best interests of each such series, and that the interests of existing shareholders of each such series will not be diluted as a result of its effecting the Combination. In recommending to Value Fund shareholders that Value Fund be combined into Pennsylvania Mutual, the Trustees of the Trust, including the Independent Trustees, concluded that the Combination would permit Value Fund shareholders to pursue substantially identical investment goals in a larger fund, which should result in a reduced expense ratio due to the spreading of certain operating expenses over a larger asset base.

     In particular, the Trustees reviewed the unaudited pro forma combining financial statements, including the pro forma schedule of investments of Pennsylvania  Mutual as of and for the year ended
December  31, 1996.   Such pro forma combining financial statements,
which are included in the Statement of Additional Information relating to the transaction described in this Prospectus/Proxy Statement, show the separate assets, liabilities and operations of Value Fund and Pennsylvania Mutual and the effect of combining them as of and for the year ended December 31, 1996. Based on such pro forma combining financial statements and on other information presented to them, the Trust's management estimated that, for the year ending December 31, 1997, the proposed Combination should reduce the annual expense ratio for Value Fund shareholders from approximately 1.86% to approximately 1.65%, as set forth in the Fee Table on page 4 of this Prospectus/Proxy
Statement.   There  is,  however,  no  assurance  that  operating
expenses will be reduced to the extent set forth in such combining financial statements and Fee Table.

     RECOMMENDATION OF THE TRUSTEES; REQUIRED VOTE

      THE TRUSTEES RECOMMEND THAT VALUE FUND SHAREHOLDERS VOTE TO
APPROVE THE PROPOSED COMBINATION. Approval of the Combination will require the favorable vote of more than 50% of the outstanding shares of Value Fund.

      Shareholder Communications Corporation ("SCC") has been retained by Quest to assist shareholders with the voting process. Certain shareholders of Value Fund may receive a call from a representative of SCC if the Trust has not yet received their vote. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of Value Fund.

      In all cases where a telephonic proxy is solicited, the SCC representative is required to ask the shareholder for such shareholder's full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity such as a corporation) and the number of shares owned and to confirm that the shareholder has received the Prospectus/Proxy Statement in the mail. If the information obtained agrees with the information provided to SCC by the Trust, then the SCC representative has the responsibility to explain the process, read the proposals listed on the card and ask for the shareholder's instructions on each proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendations set forth in the Prospectus/Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, SCC will send the shareholder a letter or mailgram to confirm the shareholder's vote and ask the shareholder to call SCC immediately if the shareholder's instructions are not correctly reflected in the confirmation.

     ADJOURNMENT OF MEETING; OTHER MATTERS

     In the event that sufficient votes in favor of Proposal 1 in the Notice of Special Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against Proposal 1.

      While the meeting has been called to transact any business that may properly come before it, the only matter which the Trustees intend to present is the matter stated in the Notice of Special Meeting. However, if any additional matter properly comes before the meeting and on all matters incidental to the conduct of the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

       SHAREHOLDER PROPOSALS

      The Trust does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 1414 Avenue of the Americas, New York, New
York 10019.

       INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

      The Trust is subject to the informational requirements of the Investment Company Act of 1940, as amended, and, in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington D.C. 20549.

     EXPERTS

       The audited financial statements and schedules of investments of Royce Value Fund and Pennsylvania Mutual Fund are incorporated by reference into the Statement of Additional Information relating to the transaction described in this Prospectus/Proxy Statement and have been so included in reliance upon the reports of Coopers & Lybrand L.L.P., given on the authority of such firm as experts in auditing and accounting.

                                                        Exhibit A
                     PLAN OF REORGANIZATION


     This Plan of Reorganization (the "Plan") pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") is hereby adopted by The Royce Fund, a Delaware business trust (the "Trust"), as of this 13th day of March, 1997, on behalf of its series designated as Royce Value Fund (the "Acquired Series") and Pennsylvania Mutual Fund (the "Acquiring Series"), such Series constituting separate corporations for purposes of Code Section 851(h).

      1. At the Closing (as defined below), the Acquired Series shall, in exchange solely for shares of the Consultant Class of the Acquiring Series and the assumption by the Acquiring Series of the liabilities of the Acquired Series, transfer all of its assets and liabilities to the Acquiring Series; the Trust shall issue, on behalf of the Acquiring Series, and shall distribute to each shareholder of the Acquired Series, in complete liquidation of the Acquired Series, shares of beneficial interest of the Consultant Class of the Acquiring Series (including any fractional share rounded to the nearest one-thousandth of a share) equal in aggregate value to the aggregate value of the shares of beneficial interest of the Acquired Series (including any fractional share rounded to the nearest one-thousandth of a share) then owned by such shareholder, such values to be determined by the net asset values per share of the Acquired Series and the Acquiring Series at the time of the Closing.

      2.   The distribution on behalf of the Acquiring Series  to
the shareholders of the Acquired Series shall be accomplished  by the Trust's establishing an account on the share records of the Acquiring Series in the name of each registered shareholder of the Acquired Series, and crediting that account with a number of shares of the Consultant Class of the Acquiring Series having a value at the Closing equal to the value of the shares of the
Acquired  Series (including any fractional share rounded  to  the
nearest   one-thousandth  of  a  share)  then   owned   by   such
shareholder, as determined on that date. Outstanding shares of the Acquiring Series to be issued at the Closing will be determined by multiplying outstanding shares of the Acquired Series by the quotient of the Net Asset Value of the Acquired Series divided by the Net Asset Value of the Acquiring Series. Issued and outstanding share certificates of the Acquired Series will be deemed to have been automatically cancelled at the Closing.

      3. The Acquired Series shall liquidate, and the foregoing distribution of shares of the Consultant Class of the Acquiring Series shall be made to the shareholders of the Acquired Series in complete liquidation of the Acquired Series. The Acquired Series shall automatically terminate immediately thereafter, and shall be dissolved.

     4. The distribution to shareholders of the Acquired Series of shares of the Consultant Class of the Acquiring Series at the Closing under this Plan shall not be subject to any front-end sales load, and the termination of the interest of shareholders of the Acquired Series in such Series at the Closing under this Plan shall not be subject to any contingent deferred sales charge or redemption fee.

      5. The completion of the transaction in Section 1 above (the "Closing") shall occur on June 17, 1997 at 4:00 p.m., Eastern Time, at the office of the Trust in New York, New York or such other date, time or place as may be determined by the Board of Trustees or the President. At the Closing, the Trust shall receive an opinion of Rosenman & Colin LLP or other special tax counsel to the Trust, to the effect that, for Federal income tax purposes, (a) no gain or loss will be recognized by (i) the
Acquired  Series  upon  the  transfer  of  all  its  assets   and
liabilities to the Acquiring Series solely in exchange for shares
of   the  Consultant  Class  of  the  Acquiring  Series  and  the
assumption of its liabilities by the Acquiring Series, or (ii) the Acquiring Series upon its receipt of the assets of the Acquired Series in exchange for shares of the Consultant Class,
(b) no gain or loss will be recognized by the shareholders of the Acquired Series on the distribution to them of such shares of the Consultant Class of the Acquiring Series in exchange for their shares of the Acquired Series, (c) the basis of the shares of the
Consultant   Class  of  the  Acquiring  Series  received   by   a
shareholder of the Acquired Series in place of his shares of the Acquired Series will be the same as the basis of his shares of the Acquired Series surrendered in exchange therefor and (d) a shareholder's holding period for such shares of the Consultant Class of the Acquiring Series will include the period for which he held the shares of the Acquired Series surrendered in exchange therefor, provided that he held such Acquired Series shares as a capital asset.

      6. This Plan may be amended at any time and may be terminated at any time before the completion of the transaction described in Section 1, whether or not this Plan has been approved by the shareholders of the Acquired Series, by action of the Trust, provided that no amendment shall have a material adverse effect upon the interests of shareholders of the Acquired Series or the Acquiring Series.

      7. A copy of the Trust's Certificate of Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as the trustees of the Trust and not individually, and that the obligations under this instrument are not binding upon any of the trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Acquired Series and the Acquiring Series.

      8. At any time after the Closing, the Trust on behalf of the Acquired Series shall execute and deliver such additional instruments of transfer or other written assurances and take such other action as may be necessary in order to vest in the Acquiring Series title to the assets transferred by the Acquired Series under this Plan.

 9. This Plan shall be construed in accordance with applicable Federal laws and the laws of the State of New York, except as to the provisions of
Section 7 hereof which shall be construed in accordance with the laws of the State of Delaware.

                    THE ROYCE FUND


                    By:   /s/ Charles M. Royce
                    Charles M. Royce, President

Attest:
/s/ John E. Denneen
John E. Denneen, Secretary






                    TABLE OF CONTENTS             Page



     Cover Page                                       1
     Summary of the Proposed Transaction              2
     Notice of Meeting                                5
     Statement Concerning the Special Meeting         6
     Information about the Combination                7
     Comparison of the Series and Reasons for
       the Proposed Combination                       8
     Investment Risks                                 8
     Fundamental Investment Restrictions              9
     Management                                      10
     Distribution and 12b-1 Fee                      10
     Dividends                                       10
     Tax Consequences of the Combination             11
     Capitalization                                  11
     Determination by the Trustees Regarding
       the Combination                               12
     Recommendation of the Trustees; Required Vote   12
     Adjournment of Meeting                          13
     Shareholder Proposals                           13
     Information Filed with the Securities and
       Exchange Commission                           13
     Experts                                         14
     Exhibit A: Plan of Reorganization               15




                        APPENDIX 1

PROXY               ROYCE VALUE FUND              PROXY
                 1414 Avenue of the Americas
                     New York, NY 10019

 This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints Charles M. Royce and John E. Denneen, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of the Fund held of record by the undersigned on April 18, 1997, at the Special Meeting of Shareholders to be held on May 28, 1997, or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

 PLEASE VOTE , DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                  IN THE ENCLOSED ENVELOPE.

  Please sign exactly as your name(s) appear(s) on reverse.
  When shares are held by joint tenants, both should sign.
  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, pleas sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

------------------------           -------------------------

------------------------           -------------------------

------------------------           -------------------------




X PLEASE MARK VOTES
  AS IN THIS EXAMPLE


   ROYCE VALUE FUND
                                                       For  Against  Abstain

                          1. PROPOSAL TO APPROVE A PLAN
                             OF REORGANIZATION PROVIDING
                             FOR (A) THE ACQUISITION OF
                             THE FUND'S ASSETS AND THE
                             ASSUMPTION OF ITS LIABILITIES
                             BY PENNSYLVANIA MUTUAL FUND
                             AND (B) THE LIQUIDATION OF
                             THE FUND AND THE PRO RATA
                             DISTRIBUTION OF PENNSYLVANIA
                             MUTUAL FUND CONSULTANT CLASS
                             SHARES TO ITS SHAREHOLDERS.

                          2. THE PROXIES ARE AUTHORIZED TO VOTE
                             UPON SUCH OTHER MATTERS AS MAY
                             PROPERLY COME BEFORE THE MEETING.




Please be sure to sign and date this Proxy.  Date:   Mark box at right if an
                                                     address change or comment
                                                     has been noted on the
                                                     reverse side of this
                                                     card.  / /


Shareholder sign here  Co-owner sign here         RECORD DATE SHARES:



                         THE ROYCE FUND
                  1414 AVENUE OF THE AMERICAS
                   NEW YORK, NEW YORK  10019

                                            May 2, 1997

Dear Shareholder:

      The Board of Trustees of The Royce Fund recently approved and unanimously endorsed a proposal for Royce Equity Income Fund ("Equity Income") to be acquired by Royce Total Return Fund ("Total Return"), each a series of The Royce Fund, in exchange for shares of Total Return.

      As a result of this transaction, Equity Income would be combined with Total Return and you would become a shareholder of Total Return. The aggregate net asset value of your shares of Equity Income will be equal to the aggregate net asset value of the Total Return shares that you will receive as a result of the Combination. The Combination is anticipated to be tax-free for Federal income tax purposes.

      The investment objectives of the two funds are different from one another. Total Return seeks both long-term growth of capital and current income, while Equity Income seeks reasonable income and considers the capital appreciation potential of its portfolio securities. THE COMBINATION IS BEING PROPOSED BECAUSE WE BELIEVE THAT THE TOTAL RETURN APPROACH SHOULD BE A MORE ATTRACTIVE INVESTMENT STRAGEGY FOR A LONG-TERM INVESTOR THAN THE EQUITY INCOME ONE, WHICH HAS A PRIMARY FOCUS ON YIELD. In addition, a combined Total Return should have a lower operating expense ratio before fee waivers than either Equity Income or Total Return would have as a separate series.

     The Board has called a Special Meeting of Shareholders to be held on May 28, 1997, to consider this transaction. YOUR VOTE IS VERY IMPORTANT! If the Fund does not receive a sufficient number of votes prior to the meeting date, it will have additional expenses for proxy solicitation, and the meeting may have to be postponed.

      PLEASE COMPLETE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS
POSSIBLE.   IF YOU HAVE ANY QUESTIONS  REGARDING THE PROXY
MATERIAL, PLEASE CALL INVESTOR INFORMATION AT 1-800-221-4268.

      An outside firm that specializes in proxy solicitation has been retained to assist the Fund with any necessary follow-up. If the Fund has not received your vote as the meeting date approaches, you may receive a telephone call from Shareholder Communications Corporation to ask for your vote. We hope that their call does not inconvenience you.

                         Sincerely,


                         CHARLES M. ROYCE
                         President

                         THE ROYCE FUND
                        PROSPECTUS/PROXY

      This Prospectus/Proxy Statement is being furnished in connection with a Special Meeting of Shareholders of Royce Equity Income Fund ("Equity Income"), a series of The Royce Fund (the "Trust"), to be held on May 28, 1997, at which Equity Income shareholders will be asked to vote on the proposed combination of such series with and into Royce Total Return Fund ("Total
Return"), a separate series of the Trust. Under the proposed combination (the "Combination"), Equity Income will transfer all of its assets to Total Return in exchange for shares of Total Return and the assumption by Total Return of all of its liabilities, which shares will stand to the credit of the persons who are shareholders of Equity Income immediately prior to the time of the Combination. At the time the Combination is effected, each person who, immediately prior to such time, is a shareholder of Equity Income, (a) will become a shareholder of Total Return and (b) will cease to be a shareholder of Equity Income. If approved by the shareholders of Equity Income, the Combination is expected to be effected on or about June 17, 1997.

      This  Prospectus/Proxy Statement, which should be  retained for future reference, sets forth concisely the information about Total Return that a prospective investor should know before investing and is accompanied by a copy of Total Return's Prospectus dated April 30, 1997, which is incorporated herein by
reference.   Additional information about the Trust is  contained
in the Statement of Additional Information of the Trust dated April 30, 1997. Additional information relating to the transaction described in this Prospectus/Proxy Statement is contained in a Statement of Additional Information also dated April 30, 1997. Each such Statement of Additional Information has been filed with the Securities and Exchange Commission, is incorporated herein by reference, is available without charge and may be obtained, together with Total Return's 1996 Annual Report to Shareholders (which was previously mailed to both Equity Income and Total Return shareholders) by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

      The Trust is an open-end diversified management investment company whose shares are currently offered in eleven series ("Series"). Each Series generally operates as a separate fund, with its own investment objectives and policies designed to meet its specific investment goals. Total Return's investment objective is long-term growth of capital and current income. It seeks to achieve this objective primarily by investing its assets in a broadly diversified portfolio of dividend-paying common stocks of small companies selected on a value basis.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
   COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                            OFFENSE.


        -------------------------------------------------


                  Prospectus dated April 30, 1997

              SUMMARY OF THE PROPOSED TRANSACTION

      This summary is qualified by reference to the more complete information contained elsewhere in this Prospectus/Proxy Statement, in the Prospectuses of Equity Income and Total Return and in the Plan of Reorganization attached to this Prospectus/Proxy Statement as Exhibit A.

PROPOSED TRANSACTION

      The Board of Trustees of The Royce Fund, including the Trustees who are not "interested persons" (the "Independent Trustees"), as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has unanimously approved the Plan providing for the acquisition of all of the assets of Equity Income, a separate series of The Royce Fund, by Total Return, and the assumption by Total Return of all of the liabilities of
Equity Income. The aggregate net asset value of the shares of Total Return issued in the exchange will equal the aggregate net asset value of Equity Income shares then outstanding. In connection with the Combination, shares of Total Return will be distributed to shareholders of Equity Income, and Equity Income will be terminated. As a result of the Combination, each shareholder of Equity Income will cease to be a shareholder of Equity Income and will receive that number of full and fractional shares of Total Return having an aggregate net asset value equal to the aggregate net asset value of such shareholder's shares of Equity Income. No sales charge will be imposed on the transaction, and, following the Combination, shareholders will own shares of Total Return. As a condition to closing, Equity Income and Total Return will obtain an opinion of Rosenman & Colin LLP, counsel to the Trust, to the effect that the Combination will qualify as a tax-free reorganization for Federal income tax purposes. See "Information about the Combination."

INVESTMENT OBJECTIVES AND POLICIES

      Total Return and Equity Income have different investment objectives and policies. The objective of Total Return is long-term growth of capital and current income, while the objective of Equity Income is reasonable income. See "Comparison of the Series" below.

REASONS FOR THE TRANSACTION

      For the reasons set forth below, the Board of Trustees of The Royce Fund, including all of the Independent Trustees, has unanimously concluded that the Combination will be in the best interests of the shareholders of Equity Income, and that the interests of existing shareholders of Equity Income will not be diluted as a result of the Combination. The Board of Trustees therefore has submitted the Combination for approval by the shareholders of Equity Income at a Special Meeting of Shareholders to be held on May 28, 1997. Approval of the Combination requires the vote of a majority of the outstanding shares of Equity Income. The Combination will not be effected unless the requisite approval is obtained . See "Required Vote" below.

     The Trustees of The Royce Fund have approved the Combination because they believe it would benefit shareholders of Equity
Income.   In  reaching their decision to recommend Equity  Income
shareholder approval of the Combination, the Trustees took into account a variety of factors discussed below in greater detail, including management's belief that Total Return's investment objective is a more attractive strategy for a long-term investor, since it emphasizes both growth and income, than the reasonable income objective of Equity Income which focuses on yield and only considers the capital appreciation potential of its portfolio
securities.   See  "Determination by the Trustees  Regarding  the
Combination" below. As mutual funds investing in common stocks of small and/or micro-cap companies, both Total Return and Equity Income Fund are generally subject to the same investment risks. Shareholders of each Fund also have identical redemption, exchange, voting and other rights.

      THE  BOARD  OF  TRUSTEES OF THE ROYCE FUND,  INCLUDING  THE
INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS APPROVAL OF THE PLAN
OF REORGANIZATION.



                           FEE TABLE

      The table below sets forth information with respect to Equity Income and Total Return as well as pro forma information for Total Return after giving effect to the Combination. The table was prepared by the Trust's management based on the net asset, fee and expense levels of Equity Income and Total Return as of December 31, 1996.


                                                                                   Pro Forma
                                                                                   Combined
                                        Equity                                     (i.e., Total
                                        Income             Total                   Return following
                                        Fund               Return                  the Transaction)


Shareholder Transaction Expenses
  Sales Load                            None               None                    None
  Deferred Sales Load                   None               None                    None
  Redemption Fee - on purchases held
    for 1 year or more                  None               None                    None
  Early Redemption Fee - on purchases
  held for less than 1 year              1%                 1%                       1%


Annual Expenses
  Management Fees (after waivers)      .92%               .30%                     .83%
  12b-1 Fees (after waivers)            None               None                    None
  Other Expenses                       .45%               .95%                     .42%

    Total Fund Operating Expenses     1.37%              1.25%                    1.25%




      The purpose of the above table is to assist you in understanding the various relative costs and expenses that are borne by shareholders of Equity Income and Total Return. Management fees for Equity Income and Total Return would have been 1.00%, 12b-1 fees for Total Return would have been .25% and total operating expenses would have been 1.44% for Equity Income and 2.23% for Total Return without waivers. Quest Advisory Corp. ("Quest"), the Funds' investment adviser, has voluntarily committed to reduce Total Return's management fees to the extent necessary to maintain total operating expenses at or below 1.25% for the year ending December 31, 1997.

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             THE ROYCE FUND


To the Shareholders of
Royce Equity Income Fund:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Royce Equity Income Fund, a series of The Royce Fund, will be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York, on May 28, 1997 at 2:00 p.m. (Eastern Time), for the following purposes:

           1. To approve a Plan of Reorganization providing for (a) the acquisition of all of the assets and the assumption of all liabilities of Royce Equity Income Fund by Royce Total Return Fund in exchange for Royce Total Return Fund shares, and (b) the liquidation of Royce Equity Income Fund and the pro rata distribution of its Royce Total Return Fund shares to its shareholders.

           2. To transact such other business as may come before the meeting or any adjournment thereof.

      The Board of Trustees has fixed the close of business on April 18, 1997 as the record date for the determination of those shareholders entitled to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote.

      Royce Equity Income Fund's Annual Report to Shareholders and the accompanying Schedules of Investments for the year ended December 31, 1996 was previously mailed to shareholders, and copies are available upon request, without charge, by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

                               IMPORTANT

      To save the Trust the expense of additional proxy solicitation, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the meeting. The Proxy is solicited on behalf of the Board of Trustees, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                    By order of the Board of Trustees,


                    John E. Denneen
                    Secretary

May 2, 1997


STATEMENT CONCERNING THE SPECIAL MEETING OF
SHAREHOLDERS OF THE ROYCE FUND


      This Prospectus/Proxy is solicited on behalf of the Trustees of The Royce Fund (the "Trust"), for use at the Special Meeting of Shareholders of Royce Equity Income Fund, a series of the Trust, to be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), at 2:00 p.m., Eastern Time, on May 28, 1997 and at any adjournments thereof.

      The purpose of the meeting is the approval or disapproval of the proposed Combination of Equity Income with and into Total Return.

      The Proxy may be revoked at any time before it is exercised by written instructions to the Trust or by filing a new Proxy with a later date, and any shareholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy.

      Shares represented by all properly executed proxies received in time for the meeting will be voted. Where a shareholder has specified a choice on the proxy with respect to Proposal 1 in the Notice of Special Meeting, his or her shares will be voted accordingly. If no directions are given, the shareholder's shares will be voted in favor of this Proposal. The cost of soliciting proxies will be borne by Quest
Advisory Corp. ("Quest"), the Trust's principal investment adviser, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of Equity Income's shares. Some officers and employees of the Trust and/or Quest may solicit proxies personally and by telephone, if deemed desirable. Quest may engage the services of a professional solicitor, such as Shareholder Communications Corporation, for help in securing shareholder representation at the meeting.

  On April 18, 1997, the record date for the meeting, there were 5,847,036 shares of Equity Income outstanding. The shareholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. Shareholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Trustees before the meeting, who serve as Inspectors and Judges of Voting at the meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

      The following persons were known to the Trust to be beneficial owners or owners of record of 5% or more of Equity Income's outstanding shares of beneficial interest as of the record date.


Name and Address                                          Amount and Nature         Percentage
of Owner                         Class of Stock             of Ownership              of Class
----------------                 --------------           -----------------         -----------

Charles Schwab & Co., Inc.       Common                   Record                    38.1%
Attn: Mutual Fund Dept.
101 Montgomery Street
San Francisco, CA 94104-4122


As of such date, all of the Trustees and officers of the Trust as a group owned less 1% of the shares of Equity Income and Total Return.


             APPROVAL OR DISAPPROVAL OF THE COMBINATION OF
                       ROYCE EQUITY INCOME FUND
                 WITH AND INTO ROYCE TOTAL RETURN FUND

INFORMATION ABOUT THE COMBINATION

   The Trustees of the Trust are proposing that the net assets of Equity Income be acquired by and combined with those of Total Return. The proposed Plan of Reorganization (the "Plan"), attached hereto as Exhibit A, provides that Total Return will acquire all of the assets and assume all of the liabilities of Equity Income in exchange for shares of Total Return at the Closing, which is defined in the Plan to be 4:00 p.m. (Eastern Time) on June 17, 1997 or such later date as may be set by the Board of Trustees or President of the Trust. The discussion of the Plan contained herein is qualified in its entirety by the full text of the Plan.

   As a result of the Combination, the shareholders of Equity Income will receive that number of full and fractional shares of Total Return which are equal in value, as of 4:00 p.m. (Eastern Time) on the date of the Closing, to the respective values of their pro rata shares of the net assets of Equity Income transferred to Total Return. Portfolio securities of Equity Income and Total Return will be valued in accordance with the valuation policies of the Trust, which are described under "Net Asset Value Per Share" at page 17 of the enclosed Prospectus of Total Return. The Combination is being accounted for as a tax-free business combination.

      The Trustees of the Trust have determined that the interests of existing shareholders of Equity Income will not be diluted as a result of the transaction contemplated by the reorganization.

    The   distribution  of  Total  Return  shares  to  Equity  Income shareholders will be effected by establishing accounts on the share records of Total Return in the names of Equity Income's shareholders, with each account representing the respective number of full and
fractional   shares   of  Total  Return  due  such  shareholders and issued
and outstanding share certificates of Equity Income automatically being cancelled. New certificates for Total Return's shares will not be issued as part of the Combination, but may be obtained upon request after the Combination.

      The Plan may be terminated and the reorganization abandoned at any time, before or after approval by Equity Income's shareholders, prior to the Closing by the Board of Trustees of the Trust.

      All fees and expenses, including legal, accounting, printing, filing and proxy solicitation expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by Equity Income and Total Return of the transaction contemplated by the Plan will be paid directly by Quest.


COMPARISON OF THE SERIES AND REASONS FOR THE PROPOSED COMBINATIONS

Total Return
------------

      Total Return's investment objective is long-term growth of capital and current income.

      In accordance with its dual objective of seeking both capital appreciation (realized and unrealized) and current income, Total Return normally invests at least 80% of its assets in common stocks. At least 90% of these securities are dividend-paying, and at least 65% of these securities are issued by companies with stock market capitalizations under $1 billion at the time of investment. The remainder of Total Return's assets may be invested in securities with higher stock market capitalizations, non-dividend-paying common stocks and convertible and non-convertible securities. While most of Total Return's securities are income-producing, the composite yield of Total Return will vary and may be either higher or lower than the composite yield of the stocks in the Standard & Poor's 500 Index.

Equity Income
-------------

      Equity Income's investment objective is to seek reasonable income by investing primarily in dividend-paying common and preferred stocks and debt securities convertible into common stocks. The potential for capital appreciation is also considered when selecting its portfolio holdings.

      In accordance with its objective of seeking reasonable income, Equity Income normally invests at least 80% of its assets in common stocks, convertible preferred stocks and convertible bonds. At least 90% of these securities are income-producing, and at least 65% of these securities are issued by companies with stock market capitalizations under $1 billion at the time of investment. The remainder of Equity Income's assets may be invested in securities of companies with higher stock market capitalizations, non-dividend-paying common stocks and non-convertible preferred stocks and debt securities. Equity Income seeks a portfolio that produces a composite yield which is higher than the composite yield of the stocks in the Standard & Poor's 500 Index and considers the capital appreciation potential of the securities it selects for the Trust's portfolio.

INVESTMENT RISKS

     Equity Income and Total Return are subject to substantially similar risks, including (a) the risk that common stock prices will decline over short or even extended periods and (b) the risk of investing in small-cap companies that may be more volatile in price than larger capitalization companies.

FUNDAMENTAL INVESTMENT RESTRICTIONS

      Except as set forth below, Equity Income and Total Return have identical fundamental investment restrictions (which may not be changed without shareholder approval).

      Investment Restriction     Equity Income                 Total Return
      ----------------------     -------------                 ------------

      Diversification           May not invest more than       With respect to
                                5% of its assets in the        75% of its total
                                securities of any one issuer   assets, may not
                                except U.S. Government         invest more than
                                securities                     5% of its assets
                                                               in the securities
                                                               of any one issuer
                                                               except U.S.
                                                               Government
                                                               securities

  Although Total Return may invest more than 5% of its assets in the securities of any one issuer, as of March 13, 1997, it had no such positions.


                     _____________________________


  The preceding description of the investment objectives and policies of Equity Income and Total Return is qualified in its entirety by the information relating to both series contained in their respective Prospectuses and in the Trust's Statement of Additional Information dated April 30, 1997. The Prospectus for Total Return is enclosed herewith, and copies of Equity Income's Prospectus and the Trust's
Statement of Additional Information are available upon request by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or by calling toll-free at (800) 221-4268.

   Both Equity Income and Total Return also have identical redemption and purchase features and identical brokerage practices. For 1996, the respective portfolio turnover rates of Equity Income and Total Return were 36% and 111%. As of April 18, 1997, the record date, Equity Income had net assets of approximately $33.0 million, and Total Return had net assets of approximately $17.6 million.

     MANAGEMENT

      Quest, the Funds' investment adviser, manages the portfolios of both Equity Income and Total Return. As compensation for its services, Quest is entitled to receive 1.00% of average net assets from both Equity Income and Total Return. These fees are payable monthly from the assets of the series involved. For 1996, the fees paid to Quest were
 .92% (after waivers) of Equity Income's, and .30% (after waivers) of Total Return's average total net assets for such year.

     DISTRIBUTION AND 12B-1 FEE

  The Trust has adopted a Distribution Plan pursuant to Rule 12b-1 to
provide  for  orderly  growth and stabilization  of  Fund  assets.   The
Distribution Plan provides for payment by Total Return to Quest Distributors, Inc. ("QDI"), the distributor of the Trust's shares, of
 .25% per annum of Total Return's average net assets. Any such fees paid to QDI may be used to pay sales commissions and other fees to those broker-dealers who introduce investors to Total Return and various other promotional, sales-related and shareholder servicing costs and
expenses.   QDI  has waived its fees since Total Return's inception  and has voluntarily committed to waive its fees through 1997. The Distribution Plan does not cover Equity Income, which does not pay any fees to QDI.

     DIVIDENDS

      Equity Income distributes substantially all of its net investment income to shareholders on a quarterly basis and net realized capital gains, if any, are distributed to its shareholders annually in December. If the Combination is approved, in order to maintain its tax status as a regulated investment company and avoid the imposition of taxes on undistributed income, Equity Income will make its final distribution of net investment income and capital gains immediately prior to the Combination. The distribution will be taxable to those persons who are shareholders of Equity Income on the record date for such distributions.

      Total Return distributes substantially all of its net investment income and net realized capital gains, if any, to its shareholders annually in December.

     TAX CONSEQUENCES OF THE COMBINATION

   It  is  anticipated that the transaction contemplated by the  Plan will be a reorganization described in Section 368(a)(1)(C) of the Internal Revenue Code and, as such, will be tax-free for Federal income tax purposes. The consummation of the Combination is conditioned upon the receipt by the Trust of an opinion of counsel to the effect that, for Federal income tax purposes, (a) no gain or loss will be recognized by (i) Equity Income upon the transfer of all of its assets and liabilities to Total Return in exchange solely for shares of Total Return and the assumption of Equity Income's liabilities by Total Return, or (ii) Total Return upon its receipt of the assets of Equity Income in exchange for shares of Total Return, (b) no gain or loss will be recognized by the shareholders of Equity Income on the distribution to them of such shares of Total Return in  exchange for their Equity Income shares, (c) the basis of the shares of  Total Return received by a shareholder of Equity Income in place  of his Equity Income shares will be the same as the basis of his Equity Income shares surrendered in exchange therefor and (d) a shareholder's holding period for such shares of Total Return will include the period for which he held the Equity Income shares surrendered in exchange therefor, provided that he held such Equity Income shares as a capital
asset.   Such  opinion  will rely on certain representations  of  Equity
Income  and Total Return that are anticipated to be true as of the  date of the proposed Combination, and will reflect counsel's analysis and interpretation of existing statutory and other authority in the absence of any court decision or published regulation or ruling addressing these questions in comparable circumstances. The Internal Revenue Service or
a   court  could  interpret  the  applicable  Federal  income  tax   law
differently. The Trust has not made any investigation as to the state or local tax consequences of the proposed Combination.

  At the time of the Combination, Total Return's net asset value may reflect undistributed income or capital gains on net unrealized appreciation in the value of its securities. Any distribution by Total Return of these amounts after the Combination will be taxable to its shareholders, including the former shareholders of Equity Income. Each Equity Income shareholder should consult his own tax adviser with respect to the Federal, state and local tax consequences to him of the Combination.

     CAPITALIZATION

      The capitalizations of Total Return and Equity Income as of December 31, 1996, and the pro forma capitalization of Total Return as of that date, after giving effect to the Combination, are as follows:

                                                       Equity Income
                      Equity        Total              Combined into
                      Income        Return             Total Return
                      ------        ------             ------------

Net assets          $35,996,441    $6,233,537          $42,229,978
Shares outstanding    6,308,587       990,877            6,713,682
Share value             5.71           6.29                 6.29

     DETERMINATION BY THE TRUSTEES REGARDING THE COMBINATION

      The Trustees of the Trust unanimously determined that Equity Income's and Total Return's participation in the Combination is in the best interests of each such series, and that the interests of existing shareholders of each such series will not be diluted as a result of its effecting the Combination. At the meeting of the Board of Trustees that considered the proposed Combination, management advised the Board that, after comparing the performances of Equity Income and Total Return for the three years ended December 31, 1996 and the volatility of those returns, it had concluded that the Total Return approach emphasizing both growth and income and using a more concentrated portfolio of high quality companies generating free cash flows should be a more attractive investment strategy for a long-term investor than the "reasonable income" objective of Equity Income, with its primary focus on yield and lack of emphasis on capital appreciation. The Board agreed with management's conclusion, which was based on the following total return and risk information for the three year period ended December 31, 1996:


                                        Three Year
                       One Year         Average Annual     Standard                     Morningstar
Total Return         Total Return       Total Return       Deviation       Beta         Risk Score
------------         ------------       ------------       ---------       ----         ----------


Equity Income         16.50%               9.45%             6.83          .43             .62
Total Return          25.50%              18.72%             6.90          .30             .27



   Total returns are historical measures of past performance and  are
not   intended  to  indicate  future  performance.   They   assume   the
reinvestment of all net investment income dividends and capital gains distributions. Investors evaluating the above measures of risk should understand that the risk profiles of Equity Income and Total Return may change over time, and that such measures are not predictive of future
volatility.   The Prospectuses of Equity Income and Total  Return  dated
April 30, 1997, and the Statement of Additional Information of the Trust dated April 30, 1997, contain further information on total return, Standard Deviation, Beta and Morningstar Risk Scores.

     In recommending to shareholders that Equity Income be combined into Total Return, the Trustees also recognized that the Combination would result in a substantially larger fund, which should result in a reduced expense ratio due to the spreading of certain operating expenses over a larger asset base. In particular, the Trustees reviewed the unaudited pro forma combining financial statements, including the pro forma schedule of investments of Total Return as of and for the year ended December 31, 1996. Such pro forma combining financial statements, which are included in the Statement of Additional Information relating to the transaction described in this Prospectus/Proxy Statement, show the separate assets, liabilities and operations of Equity Income and Total Return and the effect of combining them as of and for the year ended December 31, 1996. Based on these financial statements and on other information presented to them, the Trust's management estimated that, for the year ending December 31, 1997, the proposed Combination should reduce the annual expense ratio for Equity Income shareholders from approximately 1.37% to approximately 1.25%, as set forth in the Fee Table on page 4 of this Prospectus/Proxy Statement. There is, however, no assurance that operating expenses will be reduced to the extent set forth in such combining financial statements and Fee Table.

     RECOMMENDATION OF THE TRUSTEES; REQUIRED VOTE

      THE TRUSTEES RECOMMEND THAT EQUITY INCOME SHAREHOLDERS VOTE TO APPROVE THE PROPOSED COMBINATION. Approval of the Combination will require the favorable vote of more than 50% of the outstanding shares of Equity Income.

     Shareholder Communications Corporation ("SCC") has been retained by Quest to assist shareholders with the voting process. Certain shareholders of Equity Income may receive a call from a representative of SCC if the Trust has not yet received their vote. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of Equity Income.

      In all cases where a telephonic proxy is solicited, the SCC representative is required to ask the shareholder for such shareholder's full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity such as a corporation) and the number of shares owned and to confirm that the shareholder has received the Prospectus/Proxy Statement in the mail. If the information solicited agrees with the information provided to SCC by the Trust, then the SCC representative has the responsibility to explain the process, read the proposals listed on the card and ask for the shareholder's instructions on each proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendations set forth in the Prospectus/Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, SCC will send the shareholder a letter or mailgram to confirm the shareholder's vote and asking the shareholder to call SCC immediately if the shareholder's instructions are not correctly reflected in the confirmation.

     ADJOURNMENT OF MEETING; OTHER MATTERS

      In the event that sufficient votes in favor of Proposal 1 in the Notice of Special Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against Proposal 1.

     While the meeting has been called to transact any business that may properly come before it, the only matter which the Trustees intend to present is the matter stated in the Notice of Special Meeting. However, if any additional matter properly comes before the meeting and on all matters incidental to the conduct of the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

     SHAREHOLDER PROPOSALS

     The Trust does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 1414 Avenue of the Americas, New York,
New York 10019.

     INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

      The Trust is subject to the informational requirements of the Investment Company Act of 1940, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington D.C. 20549.

     EXPERTS

      The audited financial statements and schedules of investments of Royce Equity Income and Total Return Funds are incorporated by reference into the Statement of Additional Information relating to the transaction described in this Prospectus/Proxy Statement and have been so included in reliance upon the reports of Coopers & Lybrand L.L.P., given on the authority of such firm as experts in auditing and accounting.

                                                               Exhibit A
                         PLAN OF REORGANIZATION

   This Plan of Reorganization (the "Plan") pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") is hereby adopted by The Royce Fund, a Delaware business trust (the "Trust"), as of this 13th day of March, 1997, on behalf of its series designated as Royce Equity Income Fund (the "Acquired Series") and Royce Total Return Fund (the "Acquiring Series"), such Series constituting separate corporations for purposes of Code Section 851(h).

      1. At the Closing (as defined below), the Acquired Series shall, in exchange solely for shares of the Acquiring Series and the assumption by the Acquiring Series of the liabilities of the Acquired Series, transfer all of its assets and liabilities to the Acquiring Series; the Trust shall issue, on behalf of the Acquiring Series, and shall distribute to each shareholder of the Acquired Series, in complete liquidation of the Acquired Series, shares of beneficial interest of the Acquiring Series (including any fractional share rounded to the nearest one-thousandth of a share) equal in aggregate value to the aggregate value of the shares of beneficial interest of the Acquired Series (including any fractional share rounded to the nearest one-thousandth of a share) then owned by such shareholder, such values to be determined by the net asset values per share of the Acquired Series and the Acquiring Series at the time of the Closing.

      2. The distribution on behalf of the Acquiring Series to the shareholders of the Acquired Series shall be accomplished by the Trust's establishing an account on the share records of the Acquiring Series in the name of each registered shareholder of the Acquired Series, and crediting that account with a number of shares of the Acquiring Series having a value at the Closing equal to the value of the shares of the Acquired Series (including any fractional share rounded to the nearest one-thousandth of a share) then owned by such shareholder, as determined on that date. Outstanding shares of the Acquiring Series to be issued at the Closing will be determined by multiplying outstanding shares of the Acquired Series by the quotient of the Net Asset Value of the Acquired Series divided by the Net Asset Value of the Acquiring Series. Issued and outstanding share certificates of the Acquired Series will be deemed to have been automatically cancelled at the Closing.

      3. The Acquired Series shall liquidate, and the foregoing distribution of shares of the Acquiring Series shall be made to the shareholders of the Acquired Series in complete liquidation of the Acquired Series. The Acquired Series shall automatically terminate immediately thereafter, and shall be dissolved.

      4. The distribution to shareholders of the Acquired Series of shares of the Acquiring Series at the Closing under this Plan shall not be subject to any front-end sales load, and the termination of the interest of shareholders of the Acquired Series in such Series at the Closing under this Plan shall not be subject to any contingent deferred sales charge or redemption fee.

      5. The completion of the transaction in Section 1 above (the "Closing") shall occur on June 17, 1997 at 4:00 p.m., Eastern Time, at the office of the Trust in New York, New York or such other date, time or place as may be determined by the Board of Trustees or the President. At the Closing, the Trust shall receive an opinion of Rosenman & Colin LLP or other special tax counsel to the Trust, to the effect that, for Federal income tax purposes, (a) no gain or loss will be recognized by
(i) the Acquired Series upon the transfer of all of its assets and liabilities to the Acquiring Series in exchange solely for shares of the Acquiring Series and the assumption of its liabilities by the Acquiring Series, or (ii) the Acquiring Series upon its receipt of the assets of the Acquired Series in exchange for shares of the Acquiring Series, (b) no gain or loss will be recognized by the shareholders of the Acquired Series on the distribution to them of such shares of the Acquiring
Series in exchange for their shares of the Acquired Series, (c) the basis of the shares of the Acquiring Series received by a shareholder of the Acquired Series in place of his shares of the Acquired Series will be the same as the basis of his shares of the Acquired Series surrendered in exchange therefor, and (d) a shareholder's holding period for such shares of the Acquiring Series will include the period for which he held the shares of the Acquired Series surrendered in exchange therefor, provided that he held such Acquired Series shares as a capital asset.

     6. This Plan may be amended at any time, and may be terminated at any time before the completion of the transaction described in Section 1, whether or not this Plan has been approved by the shareholders of the Acquired Series, by action of the Trust, provided that no amendment shall have a material adverse effect upon the interests of shareholders of the Acquired Series or the Acquiring Series.

     7. A copy of the Trust's Certificate of Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as the trustees of the Trust and not individually, and that the obligations under this instrument are not binding upon any of the trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Acquired Series and the Acquiring Series.

      8. At any time after the Closing, the Trust on behalf of the Acquired Series shall execute and deliver such additional instruments of transfer or other written assurances and take such other action as may be necessary in order to vest in the Acquiring Series title to the assets transferred by the Acquired Series under this Plan.

      9. This Plan shall be construed in accordance with applicable Federal laws and the laws of the State of New York, except as to the provisions of Section 7 hereof which shall be construed in accordance with the laws of the State of Delaware.


                                     THE ROYCE FUND


                              By:   /s/ Charles M. Royce
                                    Charles M. Royce, President

Attest:
/s/ John E. Denneen
John E. Denneen, Secretary






                         TABLE OF CONTENTS               Page



     Cover Page                                           1
     Summary of the Proposed Transaction                  2
     Notice of Meeting                                    5
     Statement Concerning the Special Meeting             6
     Information about the Combination                    7
     Comparison of the Series and Reasons for
       the Proposed Combination                           8
     Investment Risks                                     8
     Fundamental Investment Restrictions                  8
     Management                                           9
     Distribution and 12b-1 Fee                           9
     Dividends                                           10
     Tax Consequences of the Combination                 10
     Capitalization                                      11
     Determination by the Trustees Regarding
       the Combination                                   11
     Recommendation of the Trustees; Required Vote       12
     Adjournment of Meeting                              12
     Shareholder Proposals                               13
      Information  Filed with the  Securities
       and Exchange Commission                           13
     Experts                                             13
     Exhibit A: Plan of Reorganization                   14


                       APPENDIX I

PROXY          ROYCE EQUITY INCOME FUND           PROXY
                 1414 Avenue of the Americas
                     New York, NY 10019

 This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints Charles M. Royce and John E. Denneen, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of the Fund held of record by the undersigned on April 18, 1997, at the Special Meeting of Shareholders to be held on May 28, 1997, or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

 PLEASE VOTE , DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                  IN THE ENCLOSED ENVELOPE.

  Please sign exactly as your name(s) appear(s) on reverse.
  When shares are held by joint tenants, both should sign.
  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, pleas sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

-------------------------          -------------------------

-------------------------          -------------------------

-------------------------          -------------------------







X PLEASE MARK VOTES
  AS IN THIS EXAMPLE


ROYCE EQUITY INCOME FUND
                                                            For Against Abstain


                              1. PROPOSAL TO APPROVE A PLAN
                                 OF REORGANIZATION PROVIDING
                                 FOR (A) THE ACQUISITION OF THE
                                 FUND'S ASSETS AND THE ASSUMPTION
                                 OF ITS LIABILITIES BY ROYCE
                                 TOTAL RETURN FUND AND (B) THE
                                 LIQUIDATION OF THE FUND AND THE
                                 PRO RATA DISTRIBUTION OF ROYCE
                                 TOTAL RETURN FUND SHARES TO ITS SHAREHOLDERS.

                              2. THE PROXIES ARE AUTHORIZED TO VOTE
                                 UPON SUCH OTHER MATTERS AS MAY
                                 PROPERLY COME BEFORE THE MEETING.




Please be sure to sign and date this Proxy.    Date:    Mark box at right if
                                                        an address change or
                                                        comment has been
                                                        noted on the reverse
                                                        side of this card.  / /



Shareholder sign here      Co-owner sign here      RECORD DATE SHARES: